UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: September 8, 2009

(Date of earliest event reported): September 4, 2009

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1735 Market Street, Suite LL, Philadelphia, PA	19103-7583
(Address of principal executive offices)	(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 4, 2009, Brian P. MacDonald was elected to the Board of Directors of Sunoco Partners LLC (the “Company”), the general partner of Sunoco Logistics Partners L.P. (the “Partnership”), by unanimous consent of the members. Mr. MacDonald will serve as a director of the Company until the earlier of his death, resignation or removal, or such time as his successor is elected or qualified. Mr. MacDonald will not serve on any committees of the Company’s Board of Directors.

Mr. MacDonald is currently the Senior Vice President and Chief Financial Officer of Sunoco, Inc. There are no arrangements or understandings between Mr. MacDonald and any other persons, other than Sunoco, Inc., pursuant to which he was elected as a director. Mr. MacDonald has not entered into any agreement or transaction with the Company or the Partnership, in which he has, or will have, a direct or indirect material interest.

A copy of the news release announcing the election of Mr. MacDonald as a director is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1.	News Release, issued September 8, 2009, announcing election of Brian P. MacDonald as a director of Sunoco Partners LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS LP.

By:	Sunoco Partners LLC,
its General Partner

	By:	/s/ BRUCE D. DAVIS, JR.
Bruce D. Davis, Jr.
Vice President, General Counsel and Secretary

September 8, 2009

Philadelphia, PA

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	News Release, issued September 8, 2009, announcing election of Brian P. MacDonald as a director of Sunoco Partners LLC.